Exhibit 99.1

News Release	For More Information Contact:
Brad Everly
Senior Vice President, Chief Financial Officer
P: 717.530.2604
F: 717.532.4099
E: beverly@orrstown.com

For Immediate Release

ORRSTOWN FINANCIAL SERVICES, INC. ANNOUNCES PRICING OF PUBLIC OFFERING

Shippensburg, PA (March 23, 2010) Orrstown Financial Services, Inc. (the “Company”) (NASDAQ: ORRF) today announced it has priced a public offering of 1,481,481 shares of common stock at $27.00 per share for gross proceeds of approximately $40 million. The Company expects to close the sale of the shares of common stock on or about March 29, 2010, subject to customary closing conditions. Sandler O’Neill + Partners, L.P. is serving as sole book-running manager and Janney Montgomery Scott LLC is serving as co-lead manager for the offering. The underwriters will have a 30-day option to purchase up to an additional 222,222 shares of common stock from the Company at the offering price to cover over-allotments, if any.

“This is an historic event for Orrstown Financial Services, Inc.,” said Thomas R. Quinn, Jr., President and Chief Executive Officer. “Our common stock offering had extremely strong interest from the investment community and positions the Company to take advantage of future opportunities. I would like to thank our Board of Directors and Management team for their hard work and support to take the Company to the next level. I would also like to take this opportunity to thank our partners: Rhoads & Sinon LLP, Sandler O’Neill + Partners, L.P., and Janney Montgomery Scott LLC for their diligence and efforts during the capital raise process.”

Additional Information Regarding the Offering: The Company has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Prospective investors, including current shareholders interested in participating in the offering, should read the prospectus in that registration statement, the preliminary prospectus supplement and other documents that the Company has filed with the SEC for more complete information about the Company and the offering. Investors may obtain these documents without charge by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, copies of the preliminary prospectus supplement and the prospectus relating to the offering may be obtained from Sandler O’Neill + Partners, L.P., 919 Third Avenue, 6th Floor, New York, NY 10022, (800) 635-6859 or from Janney Montgomery Scott, LLC at 60 State St. 35th Floor, Boston, MA 02109, (617) 557-2971, or by email at prospectus@janney.com.

This news release does not constitute an offer to sell or a solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The offering will be made only by means of the prospectus and prospectus supplement.

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About Orrstown Financial Services: With over $1 billion in assets, the Company and its subsidiary, Orrstown Bank, provide a full range of consumer and business financial services through twenty-one banking offices and two remote service facilities located in Cumberland, Franklin and Perry Counties, Pennsylvania and Washington County, Maryland. The Company’s stock is listed on the NASDAQ Capital Market under the symbol ORRF.

Safe Harbor Statement: This news release may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Actual results and trends could differ materially from those set forth in such statements due to various risks, uncertainties and other factors. Such risks, uncertainties and other factors that could cause actual results and experience to differ from those projected include, but are not limited to, the following: ineffectiveness of the Company’s business strategy due to changes in current or future market conditions; the effects of competition, and of changes in laws and regulations, including industry consolidation and development of competing financial products and services; interest rate movements; changes in credit quality; volatilities in the securities markets; and deteriorating economic conditions, and other risks and uncertainties, including those detailed in Orrstown Financial Services, Inc.’s filings with the Securities and Exchange Commission. The statements are valid only as of the date hereof and Orrstown Financial Services, Inc. disclaims any obligation to update this information.

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